ADMINISTRATION AGREEMENT


                     ADMINISTRATION AGREEMENT, made as of the ___th day of ___________, 199__, between CYPRESSTREE SENIOR FLOATING RATE FUND, INC., a Maryland corporation (the "Fund"), and CYPRESSTREE ASSET MANAGEMENT CORPORATION, INC., a Delaware corporation ("CAM").

                     WHEREAS, the Fund is registered with the Securities and Exchange Commission as a closed-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act").

                     WHEREAS, the Fund desires to retain CAM as administrator to furnish certain administrative services to the Fund, and CAM is willing to furnish these services;

                     NOW THEREFORE, the parties agree as follows:

1.         APPOINTMENT

                     The Fund appoints CAM as administrator of the Fund for the period and on the terms set forth in this Administration Agreement. CAM accepts this appointment and agrees to render the services set forth in this Administration Agreement, for the compensation provided in this Administration Agreement.

2.         DUTIES AS ADMINISTRATOR

                     CAM will perform the following administrative duties, subject to the supervision of the Fund's Board of Directors ("Board").

a. CAM will authorize expenditures and approve bills for payment on behalf of the Fund.

b. CAM will provide assistance in connection with meetings of the Directors and shareholders of the Fund.

c. CAM will provide administrative services in connection with the Fund's repurchase offers, including arrangement for preparation and dissemination of notification to shareholders of upcoming repurchase offers, and the Fund's complying with the procedural and other requirements of Securities and Exchange Commission Rule 23c-3.

d. CAM will prepare all annual, semi-annual and other reports required to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports to shareholders.

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e.         CAM will prepare and arrange for the filing of all reports, forms, registration statements, and documents required to be filed by the Fund with the Securities and Exchange Commission ("SEC").

f. CAM will review the provision of services by the Fund's independent accountants, including but not limited to the preparation by such accountants of audited financial statements of the Fund and the Fund's federal, state and local tax returns, and make such reports and recommendations to the Directors of the Fund concerning the performance of the independent accountants as the Directors deem appropriate.

g. CAM will arrange for the filing with the appropriate authorities of all required federal, state and local tax returns.

h. CAM will arrange for the dissemination to shareholders of the Fund's proxy materials.

i. CAM will review and supervise the valuation of such portfolio investments and other assets of the Fund as may be designated by the Board (subject to any guidelines, directions and instructions of the Board) and review and supervise the calculation of net asset value of the Fund's shares by the fund accounting agent.

j. CAM will arrange for the preparation of all advertisements and promotional material relating to the continuous offering of the Fund's shares, and all communications by the Fund to its shareholders.

k. CAM will arrange for the preparation and filing of all reports, forms and documents required to be filed by the Fund with state securities administrators or Blue Sky authorities, or other appropriate state or federal regulatory authorities.

l. CAM will monitor the Fund's compliance with (1) the 1940 Act and other federal securities laws and the regulations under any federal securities laws; (2) state and foreign laws and regulations applicable to the operation of investment companies; (3) the Fund's investment objectives, policies and restrictions, and (4) the Code of Ethics and other policies adopted by the Fund's Board of Directors or by the Fund's investment adviser or subadviser and applicable to the Fund.

m. CAM will perform calculations in connection with distribution of income and capital gains by the Fund, prepare and arrange for printing of notices to shareholders regarding such distributions, and provide the Fund's transfer and dividend disbursing agent and custodian with such information as is required for

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           such parties to effect the payment of distributions and to implement the Fund's dividend reinvestment plan.

n. CAM will negotiate terms and conditions for provision of services from, maintain liaison with and oversee the various agents and other persons employed by the Fund (including the Fund's transfer agent, custodian, fund accounting agent, independent accountants and legal counsel) and assist in the coordination of their activities on behalf of the Fund. Fees and expenses of such agents and other persons will be paid by the Fund.

o. CAM will provide customer support services to wholesalers, broker-dealers, representatives, and shareholders.

p. CAM will establish the accounting policies of the Fund, assist in the reconciliation of accounting issues that may arise with respect to the Fund's operations, and consult with the Fund's independent accountants, legal counsel, and other agents in connection therewith.

q. CAM will not be responsible for providing investment advisory services to the Fund under this Agreement.

3.         FURTHER DUTIES

                     In all matters relating to the performance of this Administration Agreement, CAM will act in conformity with the Articles of Incorporation, By-Laws and Registration Statement of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules under the 1940 Act, and all other applicable federal and state laws and regulations.

4.         DELEGATION OF CAM'S DUTIES AS ADMINISTRATOR

                     With respect to the Fund, CAM may enter into one or more agreements ("Sub-Administration Agreement") with a sub-administrator in which CAM delegates to a sub-administrator the performance of any or all of the services specified in Paragraphs 2 and 3 of this Administration Agreement, provided that (i) each Sub-Administration Agreement imposes on the sub-administrator all the duties and conditions to which CAM is subject with respect to the delegated services under Paragraphs 2 and 3 of this Administration Agreement; (ii) each Sub-Administration Agreement meets all requirements of the 1940 Act and rules under the 1940 Act; and (iii) CAM will not enter into a Sub-Administration Agreement unless it is approved by the Directors of the Fund before implementation.

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5.         SERVICES NOT EXCLUSIVE

                     The services furnished by CAM under this Administration Agreement are not to be deemed exclusive and CAM is free to furnish similar services to others so long as its services under this Administration Agreement are not impaired. Nothing in this Administration Agreement shall limit or restrict the right of any director, officer or employee of CAM, who may also be a Director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6.         EXPENSES

a. During the term of this Administration Agreement, the Fund will bear all expenses incurred in its operations which are not specifically assumed by CAM.

b. Expenses borne by the Fund will include but not be limited to the following: (i) the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection with securities transactions; (ii) fees payable to and expenses incurred on behalf of the Fund by CAM under this Administration Agreement; (iii) expenses of organizing the Fund and continuing its existence; (iv) filing fees and expenses relating to the registration and qualification of the Fund's shares under federal and/or state securities laws and registration of the Fund under the Investment Company Act and maintaining such registrations and qualifications; (v) fees and salaries payable to the Fund's Directors who are not parties to this Administration Agreement or interested persons of any party ("Independent Directors"); (vi) all expenses incurred in connection with the Independent Directors' services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Directors; (xi) charges of custodians, transfer agents, pricing agents and other agents; (xii) costs of preparing share certificates;
           (xiii) expenses of setting in type, printing, distributing, and mailing prospectuses and supplements to prospectuses, statements of additional information, reports, proxy materials and notifications of repurchase offers to existing shareholders; (xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, Directors, employees and agents) incurred by the Fund; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees of the Board; (xvii) the cost of investment company literature and other publications provided by the Fund to its Directors and officers; and (xviii) costs of mailing, stationery and communications equipment; (xix) expenses of issue, sale, repurchase and redemption (if any) of shares of the Fund, including all expenses of repurchase offers; (xx) expenses of reports to governmental offices and commissions; and (xxi) expenses of pricing and valuation services employed by the Fund.


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c.         The payment or assumption by CAM of any expense of the Fund that CAM is not required by this Administration Agreement to pay or assume will not obligate CAM to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

7.         COMPENSATION

a. For the services provided under this Administration Agreement, the Fund will pay to CAM a fee, computed daily and paid monthly, on or before the last business day of the month, at the annualized rate of 0.40% of the Fund's average daily net assets. In calculating the net assets of the Fund for purposes of this computation, all liabilities of the Fund shall be deducted from gross assets except the principal amount of any indebtedness for money borrowed including debt securities issued by the Fund.

b. If this Administration Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of the month to the date of termination, as the case may be, will be prorated according to the proportion which that period bears to the full month in which effectiveness or termination occurs.

c. From time to time, CAM may waive all or a portion of its fees provided for under this Administration Agreement.

d. On the investment of substantially all of the Fund's assets in another investment company with substantially the same investment objective, policies, and restrictions as the Fund, the Fund will pay to CAM a fee, computed daily and paid monthly, on or before the last business day of the month, at the annualized rate of 0.40% the average daily net assets of such other investment company that


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           throughout the month is attributable to the Fund's interest in the other investment company. In calculating the net assets of the other investment company for purposes of this computation, all liabilities of the other investment company will be deducted from gross assets except the principal amount of any indebtedness for money borrowed including debt securities issued by the other investment company.

8.         LIMITATION OF LIABILITY OF CAM AND INDEMNIFICATION

                     Neither CAM nor any of its officers, directors, or employees, nor any person performing executive, administrative, or other functions for the Fund (at the direction or request of the CAM) or CAM in connection with CAM's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or any loss suffered by the Fund in connection with the matters to which this Administration Agreement relates except, for loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its or his or her duties on behalf of the Fund or from reckless disregard by CAM or any such person of the duties of CAM under this Administration Agreement.

9.         DURATION AND TERMINATION

a. This Administration Agreement will become effective on the date first written above, provided that this Administration Agreement will not take effect with respect to the Fund unless it has first been approved (i) by a vote of a majority of the Independent Directors, and (ii) by vote of a majority of the Fund's outstanding voting securities.

b. Unless sooner terminated as provided in this Administration Agreement, this Administration Agreement will continue in effect for two years from the date of execution, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Directors, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

c. Notwithstanding the foregoing, with respect to the Fund this Administration Agreement may be terminated at any time, without the payment of any penalty, by the Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to CAM, or by CAM at any time, without the payment of any penalty, on sixty days' written notice to the Fund. This Administration Agreement will automatically terminate in the event of its assignment.

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10.        AMENDMENT

                     This Agreement may be amended by an instrument in writing signed by both parties provided that no amendment to this Agreement shall be effective until approved by the vote of a majority of those Directors of the Fund who are not interested persons of CAM or the Fund.

11.        GOVERNING LAW

                     This Administration Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts and the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter will control.

12.        MISCELLANEOUS

a. The captions in this Administration Agreement are included for convenience of reference only and in no way define or delimit any of the provisions of this Administration Agreement or otherwise affect their construction or effect.

b. If any provision of this Administration Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Administration Agreement will not be affected.

c. This Administration Agreement will be binding upon and will inure to the benefit of the parties to this Administration Agreement and their respective successors.

d. As used in this Administration Agreement, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "prospectus," "sale," "sell" and "security" have the same meaning as given those terms in the 1940 Act, subject to any exemption granted by the Commission by any rule, regulation or order.

e. Where the effect of a requirement of the 1940 Act reflected in any provision of this Administration Agreement is made less restrictive by a rule, regulation or order of the Commission, whether of special or general application, that provision will be deemed to incorporate the effect of the rule, regulation or order.

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                     IN WITNESS WHEREOF, the parties to this Administration
Agreement have caused this instrument to be executed by their officers designated as of the day and year first above written.



                                           CYPRESSTREE SENIOR FLOATING
                                             RATE FUND, INC.



                                           -------------------------------------
                                           By:  Bradford K. Gallagher
                                                President



                                           CYPRESSTREE ASSET
                                             MANAGEMENT CORPORATION, INC.



                                           -------------------------------------
                                           By:  Joseph T. Grause, Jr.
                                                Vice President